Exhibit 10.11

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 16, 2009, by and among Primus Telecommunications IHC, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, a national banking association, as Trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of February 26, 2007, by and among the Issuers, the Guarantors, and the Trustee (the “Indenture”), pursuant to which the Company has issued $175.3 million aggregate principal amount of the Company’s 14.25% Senior Secured Notes due 2011 (the “Notes”);

WHEREAS, the Issuer has implemented a restructuring of the Notes and the related Claims evidenced thereby (as that term is defined in section 101(5) of title 11 of the United States Code) through a confirmed plan of reorganization pursuant to voluntary bankruptcy cases under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 in the United States Bankruptcy Court for the District of Delaware (the “Plan”); and

WHEREAS, the Plan provides that the Indenture shall be amended as set forth in this Supplemental Indenture;

NOW, THEREFORE, the Issuer and the Guarantors hereby covenant and agree with the Trustee for the equal and proportionate benefit of the Holders as follows:

ARTICLE 1

AMENDMENT

Section 1.01. Amendment to Exhibit A. All references in the Indenture to Exhibit A shall mean the form of Note attached to this Supplemental Indenture as Exhibit A.

Section 1.02. Amendment to the Recitals of the Issuer and the Guarantors. The first paragraph of the Recitals of the Issuer and the Guarantors shall be deleted and replaced in its entirety with the following:

The Issuer has duly authorized the creation of an issue of 14.25% Senior Secured Notes Due 2013 (the “Initial Notes”) and 14.25% Series B Senior Secured Notes Due 2013 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

Section 1.03 Amendments to Section 1.01.

(a) Section 1.01 is hereby amended to amend and restate the following definitions in their entirety:

“Additional Notes” means any Notes issued subsequent to the Closing Date (other than Exchange Notes issued in exchange for Initial Notes and other than PIK Notes (and any increase in the principal amount thereof) issued as a result of the payment of PIK Interest) in accordance with the terms of this Indenture, including Section 3.01, Section 3.03 and Section 10.11.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under the Indenture, including Additional Notes and PIK Notes. For purposes of this Indenture, the term “Notes” shall include any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to the Registration Rights Agreement and this Indenture and shall include any PIK Notes (and any increase in the principal amount of any Global Note) issued as a result of the payment of PIK Interest and, for purposes of this Indenture, (A) all Initial Notes and Exchange Notes (including, to the extent provided in clauses (B) and (C), Additional Notes and PIK Notes (or increase in the principal amount of any Global Note as a result of the payment of PIK Interest), respectively) shall vote together as one series of Notes under this Indenture, (B) all Additional Notes that are of the same series as other Notes shall vote together with such other Notes as one series of Notes under this Indenture, and (C) all PIK Notes that are of the same series as other Notes (or increase in the principal amount of any Global Note as a result of the payment of PIK Interest) shall vote together with such other Notes as one series of Notes under this Indenture.

(b) Section 1.01 is hereby amended to insert the following definitions in alphabetical order:

“Canadian Facility” means that certain Senior Secured Credit Agreement, dated as of March 27, 2007, by and among Primus Telecommunications Canada Inc., 3082833 Nova Scotia Company, the lenders party thereto from time to time, Group, Holding and Guggenheim Corporate Funding, LLC, as administrative agent and collateral agent (as may be amended, restated, supplemented or otherwise modified from time to time).

“Cash Interest” means interest paid in the form of cash.

“PIK Interest” means interest paid with respect to the Notes in the form of either increasing the outstanding principal amount of a Global Note or, with respect to any Note that is not a Global Note, issuing PIK Notes.

“PIK Notes” means additional Notes issued under this Indenture on the same terms and conditions as the Notes issued on the Closing Date in connection with the payment of PIK Interest.

“Priority Indebtedness” means (a) any Indebtedness of any Restricted Subsidiary of the Issuer and (b) any Indebtedness of any Restricted Person (including the Notes) which is secured by any Lien on any of the assets or properties of any character (including, without limitation, licenses and trademarks) of the Issuer or any Restricted Person, or on any shares of Capital Stock or Indebtedness of any Restricted Person; provided, that Priority Indebtedness shall not include Indebtedness owing by any Restricted Person to the Issuer or any Subsidiary Guarantor.

(c) Section 1.01 is hereby amended to amend and restate clause (xii) of the definition of Permitted Liens in its entirety as follows:

(xii) Liens securing Indebtedness incurred after                     , 2009 [Note: Date of this Supplemental Indenture] to refinance or replace any secured Indebtedness outstanding on                     , 2009 [Note: Date of this Supplemental Indenture] (plus premiums, accrued interest, and reasonable fees and expenses on or relating to such secured Indebtedness) that was incurred under clause (i) of paragraph (b) of Section 10.11; provided that such Liens do not extend to or cover any property or assets of any Restricted Person other than the property or assets or, in the case of accounts receivables and inventories and to the extent covered by the terms of the Indebtedness being refinanced, properties or assets of a similar type or category as the property or assets securing the Indebtedness being refinanced or replaced;

Section 1.04. Amendments to Section 3.01.

(a) The fourth paragraph of Section 3.01 of the Indenture shall be deleted and replaced in its entirety with the following:

The Initial Notes shall be known as the “14.25% Senior Secured Notes Due 2013” and the Exchange Notes shall be known as the “14.25% Series B Senior Secured Notes Due 2013,” in each case, of the Issuer. The Stated Maturity of the Notes shall be May 20, 2013, and the Notes shall bear interest at the rate of 14.25% per annum from the Issuance Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on May 31 and November 30 in each year, commencing on May 31, 2007, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

(b) The second-to-last paragraph of Section 3.01 of the Indenture shall be deleted and replaced in its entirety with the following:

The Issuer shall pay interest on the Notes in cash; provided, however, that prior to the earlier of (i) the extension of the maturity of or the repayment in full of the Indebtedness outstanding pursuant to the First Lien Term Loan Credit Facility and the Canadian Facility or (ii) June 1, 2011, up to 4.25% per annum of the interest on the Notes may be paid, at the sole option of the Issuer, as PIK Interest.

With respect to Global Notes only, if a Holder has given wire instructions to the Issuer, the Issuer will pay all principal of (and premium and Additional Interest, if any) and Cash Interest on such Holder’s Notes in accordance with those instructions. Otherwise, the principal of (and premium and Additional Interest, if any) and Cash Interest on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose; provided, however, that, at the option of the Issuer, Cash Interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register.

(c) There shall be added to the end of Section 3.01 of the Indenture the following paragraph:

Notwithstanding anything in this Indenture to the contrary, in connection with the payment of PIK Interest, the Issuer is entitled, without the consent of the Holders (and without regard to any restrictions or limitations set forth in Section 10.11 hereof), to either increase the outstanding principal amount of a Global Note or, with respect to any Note that is not a Global Note, issue PIK Notes.

Section 1.05 Amendment to Section 3.02. Section 3.02 of the Indenture is hereby amended and restated in its entirety as follows:

Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof; provided that Notes issued to a Holder that certifies that it is an Accredited Investor on the form set forth as Exhibit C pursuant to Section 3.07 shall be issuable only in registered form without coupons and only in denominations of $250,000 and any integral multiple of $1,000 in excess thereof; provided further that PIK Notes shall be issuable in registered form without coupons and only in denominations of $1.00 and any integral multiple thereof.

Section 1.06 Amendment to Section 3.03. The fourth paragraph of Section 3.03 of the Indenture is hereby amended and restated in its entirety as follows:

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Initial Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Initial Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. On Issuer Order, the Trustee shall authenticate for original issue Exchange Notes; provided that such Exchange Notes shall be issuable only upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to the Registration Rights Agreement and an Issuer Order for the authentication of such securities certifying that all conditions precedent to the issuance have been complied with (including the effectiveness of a registration statement related thereto). On Issuer Order, the Trustee shall authenticate for original issue PIK Notes (or increases in the principal amount of any Global Note) as a result of the payment of PIK Interest; provided that such PIK Notes (or increase in the principal amount of any Global Note) as a result of the payment of PIK Interest shall be issuable upon an Issuer Order for the authentication of such securities (or increase in the principal amount of any Global Note) certifying that all conditions precedent to the issuance have been complied with. In each case, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel of the Issuer that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated or increased and the date on which the original issue of Initial Notes, Exchange Notes or PIK Notes (or increases in the principal amount of any Global Note) are to be authenticated or increased.

Section 1.07. Amendment to Section 10.01. There shall be added to the end of Section 10.01 of the Indenture the following sentence:

PIK Interest shall be considered paid on the date due if the Trustee is directed on or prior to such date to issue PIK Notes or increase the principal amount of the Global Note, in each case, in an amount equal to the amount of applicable PIK Interest.

Section 1.08. Amendment to Section 10.09. Section 10.09 of the Indenture is hereby amended to add the following at the end of such section:

        (d) At Group’s option, in lieu of complying with the provisions set forth in Sections 10.09(a), (b) and (c) above, Group may furnish to the Trustee:

(i) as soon as available, but in any event within 90 days after the end of each fiscal year of Group, a copy of the audited consolidated balance sheet of Group as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on by Deloitte & Touche or other independent certified public accountants of nationally recognized standing;

(ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Group, the unaudited consolidated balance sheet of Group as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year; and all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

(iii) in connection with each delivery pursuant to clause (ii) above, a certificate by the Chief Financial Officer of Group certifying that such financial statements are fairly stated in all material respects (subject to normal year-end audit adjustments); and

(iv) in addition, for so long as any Notes remain outstanding, Group shall furnish to the Holders, beneficial owners of the Notes, and to securities analysts and prospective investors, upon their request, the information described above as well as all information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Group will distribute such information and such reports electronically to the Trustee, and will make them available upon request to any Holder, any beneficial owner of the Notes, any prospective investor, any securities analyst and any market maker in the Notes by posting such information and reports on Intralinks or any comparable password protected outline data system, which will require a confidentiality acknowledgement.

Section 1.09. Amendments to Section 10.10.

(a) Section 10.10(c)(vii) of the Indenture is hereby amended and restated in its entirety as follows:

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; provided further that each PIK Note in definitive form purchased and each new PIK Note issued shall be in a principal amount of $1.00 or integral multiples thereof.

(b) The second paragraph of Section 10.10(e) of the Indenture is hereby amended and restated in its entirety as follows:

The Paying Agent promptly shall mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee promptly shall authenticate and mail to such Holders a new Note equal in principal amount of any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; provided further that each PIK Note in definitive form purchased and each new PIK Note in definitive form issued shall be in a principal amount of $1.00 or integral multiples thereof. The Issuer will announce publicly the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Section 1.10. Amendments to Section 10.11.

(a) Section 10.11(a) of the Indenture is hereby amended and restated in its entirety as follows:

(a) Issuer will not, and will not permit any of the Restricted Persons to, Incur any Indebtedness, including Acquired Indebtedness (other than Existing Indebtedness and the Notes issued under the Indenture (other than Additional Notes)); provided, however, that

(i) the Issuer and any Restricted Person that is a Guarantor may Incur Indebtedness, including Acquired Indebtedness but excluding Priority Indebtedness, if immediately thereafter the ratio (the “Indebtedness to Consolidated Cash Flow Ratio”) of:

(A) the aggregate principal amount (or accreted value, as the case may be) of Indebtedness of the Restricted Persons on a consolidated basis outstanding as of the Transaction Date to

(B) the Pro Forma Consolidated Cash Flow of the Restricted Persons for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness that had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 3.5 to 1.0 or, if Group is, at the time of determination, a Restricted Person, 5.0 to 1.0; and

(ii) the Issuer and any Restricted Person that is a Guarantor may Incur Priority Indebtedness, including Acquired Indebtedness, if immediately thereafter the ratio (the “Priority Indebtedness to Consolidated Cash Flow Ratio”) of

(A) the aggregate principal amount (or accreted value, as the case may be) of Priority Indebtedness of the Restricted Persons on a consolidated basis outstanding as of the Transaction Date to

(B) the Pro Forma Consolidated Cash Flow of the Restricted Persons for the preceding two full fiscal quarters multiplied by two, determined on a pro forma basis as if any such Indebtedness that had been Incurred and the proceeds thereof had been applied at the beginning of such two fiscal quarters, would be greater than zero and less than 2.0 to 1.0.

        (b) Clause (iii) of Section 10.11(b) of the Indenture is hereby amended by inserting the following before the semicolon at the end of such clause:

and, in the case of any Indebtedness other than intercompany Indebtedness arising out of the ordinary course of business intercompany transactions, may not constitute Priority Indebtedness

(c) Clause (iv) of Section 10.11(b) of the Indenture is hereby amended and restated in its entirety as follows:

(iv) Indebtedness of any Restricted Person issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness of a Restricted Person, other than Indebtedness Incurred under clauses (i), (iii), (v), (viii), (ix) and (x) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, and reasonable fees and expenses); provided that such new Indebtedness shall only be permitted under this clause (iv) if

(A) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or the applicable Guarantee,

(B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any applicable Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is made subordinate expressly in right of payment to the Notes or the applicable Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes and the applicable Guarantee,

(C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may (1) Indebtedness of Parent be refinanced by means of any Indebtedness of any Restricted Person that is a Subsidiary of Parent pursuant to this clause (iv) and (2) Indebtedness of the Issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary of the Issuer pursuant to this clause (iv), and

(D) such new Indebtedness may not constitute Priority Indebtedness except to the extent that, and in the same manner as, the Indebtedness to be refinanced or refunded is Priority Indebtedness;

(d) Clause (vi) of Section 10.11(b) of the Indenture is hereby amended to insert the following at the end of such clause:

provided, that proceeds of Indebtedness of any Subsidiary Guarantor may not be used to defease any Indebtedness of any Person other than such Subsidiary Guarantor or another Subsidiary Guarantor;

(e) Clause (vii) of Section 10.11(b) of the Indenture is hereby amended and restated in its entirety as follows:

(vii) Acquired Indebtedness not to exceed $100 million at any one time outstanding; provided that, as a result of such incurrence,

(A) in the case of Acquired Indebtedness incurred by any Restricted Person, the Indebtedness to Consolidated Cash Flow Ratio at the time of the incurrence of such Acquired Indebtedness and calculated giving pro forma effect to such incurrence (in accordance with the definition of “Indebtedness to Consolidated Cash Flow Ratio”) and the related Asset Acquisition as if the same had occurred at the beginning of the most recently ended two fiscal quarters, would have been less than, in the case of Acquired Indebtedness incurred directly by any Restricted Person, the Indebtedness to Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence and Asset Acquisition; and

(B) in the case of Acquired Indebtedness that is Priority Indebtedness, the Priority Indebtedness to Consolidated Cash Flow Ratio at the time of the incurrence of such Acquired Indebtedness and calculated giving pro forma effect to such incurrence (in accordance with the definition of “Priority Indebtedness to Consolidated Cash Flow Ratio”) and the related Asset Acquisition as if the same had occurred at the beginning of the most recently ended two fiscal quarters, would have been less than the Priority Indebtedness to Consolidated Cash Flow Ratio for the same period without giving pro forma effect to such incurrence and Asset Acquisition;

(f) Clause (ix) of Section 10.11(b) of the Indenture is hereby amended and restated in its entirety as follows:

(ix) Indebtedness (other than Priority Indebtedness) of any Restricted Person not otherwise permitted hereunder in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred by any Restricted Person pursuant to this clause (ix) or clause (xi) below, does not exceed $200 million at any one time outstanding;

(g) Clause (x) of Section 10.11(b) of the Indenture is hereby amended by deleting the period at the end of such clause and substituting “; and” in lieu thereof.

(h) Section 10.11(b) of the Indenture is hereby amended by inserting the following new clause (xi):

(xi) Indebtedness of the Issuer and the Subsidiary Guarantors in respect of the Notes (and guarantees thereof), whether issued prior to or after                     , 2009 [Note: the date of this Supplemental Indenture], in an aggregate principal amount outstanding, when combined with any outstanding principal amount of Indebtedness issued under clause (ix) above, not to exceed $200,000,000.

Section 1.11. Amendments to Section 10.17.

(a) Section 10.17(vii) of the Indenture is hereby amended and restated in its entirety as follows:

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; provided further that each PIK Note in definitive form purchased and each new PIK Note in definitive form issued shall be in a principal amount of $1.00 or integral multiples thereof.

(b) The second to the last paragraph of Section 10.17 of the Indenture is hereby amended and restated in its entirety as follows:

The Paying Agent promptly shall mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall upon Issuer Order promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof; provided further that each PIK Note in definitive form purchased and each new PIK Note in definitive form issued shall be in a principal amount of $1.00 or integral multiples thereof. The Issuer will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 10.17, the Trustee shall act as the Paying Agent.

Section 1.12. Amendment to Section 11.04. The first paragraph of Section 11.04 of the Indenture is hereby amended and restated in its entirety as follows:

Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000; provided further that no such partial redemption shall reduce the portion of the principal amount of a PIK Note in definitive form not redeemed to less than $1.00.

ARTICLE 2

MISCELLANEOUS

Section 2.01 Effect and Operation of Supplemental Indenture. This Supplemental Indenture shall be effective, binding and operative immediately upon its execution by the Issuer, the Guarantors and the Trustee, and thereupon this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note and Guarantee heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

Section 2.02 Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

Section 2.03 Trust Indenture Act Controls. If any provision of the Indenture, as amended by this Supplemental Indenture, limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.

Section 2.04 GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.05 Successors. All covenants and agreements by an Obligor in the Indenture, as amended by this Supplemental Indenture, shall bind its successors and assigns, whether so expressed or not.

Section 2.06 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 2.07 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.08 Severability. In case any provision in the Indenture, as amended by this Supplemental Indenture, or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.09 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PRIMUS TELECOMMUNICATIONS IHC, INC., as the Issuer

By:
Name:
Title:

Guarantors:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS HOLDING, INC.

By:
Name:
Title:

PRIMUS TELECOMMUNICATIONS, INC.

By:
Name:
Title:

TRESCOM INTERNATIONAL, INC.

By:
Name:
Title:

LEAST COST ROUTING, INC.

By:
Name:
Title:

TRESCOM U.S.A., INC.

By:
Name:
Title:

IPRIMUS USA, INC.

By:
Name:
Title:

IPRIMUS.COM, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

PRIMUS TELECOMMUNICATIONS IHC, INC.

14.25% [Series B]1 Senior Secured Note Due 2013

[CUSIP] [CINS]

No. $

Primus Telecommunications IHC, Inc., a Delaware corporation (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of United States dollars on May 20, 2013, at the office or agency of the Issuer referred to below, and to pay interest thereon on May 31, 2007 and semi-annually thereafter, on May 31 and November 30 in each year, from February 26, 2007 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 14.25% per annum as set forth below, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The Issuer shall pay interest on the Notes in cash (“Cash Interest”); provided, however, that prior to the earlier of (i) the extension of the maturity of or the repayment in full of the Indebtedness outstanding pursuant to the First Lien Term Loan Credit Facility and the Canadian Facility or (ii) June 1, 2011, up to 4.25% per annum of the interest on the Notes may be paid, at the option of the Issuer, [by increasing the principal amount of this Note]2 [by issuing PIK Notes

[1]	Include only for Exchange Notes.

[2]	Include for Global Notes only.

(“PIK Interest”)]3. The Issuer must elect the form of interest payment with respect to each Interest Payment Date by delivering a notice to the Trustee prior to such Interest Payment Date. The Trustee shall promptly deliver a corresponding notice to the Holders. In the absence of such an election for any Interest Payment Date, interest on this Note will be payable in the form of the interest payment for the prior Interest Payment Date.

PIK Interest on this Note will be payable [by increasing the principal amount of this Note by an amount equal to the amount of PIK Interest (rounded up to the nearest $1,000)]4 [by issuing PIK Notes in an aggregate principal amount equal to the amount of PIK Interest (rounded up to the nearest whole dollar) and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes for original issuance to the Holders on the relevant record date, as shown on the Note Register]5. [Following an increase in the principal amount of this Note as a result of the payment of PIK Interest, this Note will bear interest on such increased principal amount from and after the date of such payment of PIK Interest.]6 [Any PIK Notes will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.]7 All PIK Notes issued pursuant to the payment of PIK Interest will mature on May 20, 2013 and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as the Notes issued on the Issuance Date. [Any PIK Notes will be issued with the description “PIK” on the face of such PIK Note.]8

The Holder of this Note is entitled to the benefits of the Registration Rights Agreement, dated as of February 26, 2007 (the “Registration Rights Agreement”), among the Issuer, Primus Telecommunications Group, Incorporated, Primus Telecommunications Holding, Inc., the subsidiaries party thereto and the Holders party thereto. In the event that either (i) any of the Registration Statements required by the Registration Rights Agreement is not declared effective by the Commission on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the “Effectiveness Target Date”), (ii) the Exchange Offer has not been consummated on or prior to the date specified for such consummation in the Registration Rights Agreement or (iii) any Registration Statement required by the Registration Rights Agreement is filed and declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose (in the case of the Exchange Offer Registration Statement referred to in the Registration Rights Agreement, at any time after the Effectiveness Target Date and, in the case of a Shelf Registration Statement referred to in the Registration Rights Agreement, at any time but subject to certain permitted suspensions as more fully described in the Registration Rights Agreement) without being succeeded within five Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is declared effective within such five Business Day period (each such event referred to in clauses (i) through (iii) above, a

[3]	Include for certificated Notes only.

[4]	Include for Global Notes only.

[5]	Include for certificated Notes only.

[6]	Include for Global Notes only.

[7]	Include for certificated Notes only.

[8]	Include for certificated Notes only.

“Registration Default”), additional cash interest (“Additional Interest”) shall accrue to each Holder of the Notes commencing upon the occurrence of such Registration Default in an amount equal to .25% per annum of the principal amount of Notes held by such Holder. The amount of Additional Interest will increase by an additional .25% per annum of the principal amount of Notes with respect to each subsequent 90-day period (or portion thereof) until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum of the principal amount of Notes. All accrued Additional Interest will be paid to Holders by the Issuer in the same manner as interest is paid pursuant to the Indenture. Following the cure of all Registration Defaults, the accrual of Additional Interest will cease.

If a Holder has given wire instructions to the Issuer, the Issuer will pay all principal of (and premium and Additional Interest, if any) and Cash Interest on such Holder’s Notes in accordance with those instructions. Otherwise, payment of the principal of (and premium and Additional Interest, if any) and Cash Interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of Cash Interest may be made at the option of the Issuer (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Note Register or (ii) by transfer to an account maintained by the payee located in the United States.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

PRIMUS TELECOMMUNICATIONS IHC, INC.

By:
Name: Title:

Attest:

Authorized Signature

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated: _______________

This is one of the Notes referred to in the within-mentioned Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE SIDE OF NOTE]

PRIMUS TELECOMMUNICATIONS IHC, INC.

14.25% [Series B]9 Senior Secured Notes Due 2013

This Note is one of a duly authorized issue of notes of the Issuer designated as its 14.25% Senior Secured Notes Due 2013 (herein called the “Notes”), which may be issued under an indenture (herein called the “Indenture”) dated as of February 26, 2007 among the Issuer, Primus Telecommunications Group, Incorporated (“Group”), Primus Telecommunications Holding, Inc. (“Holding” and, together with Group, “Parent”), the subsidiaries party thereto (the “Subsidiary Guarantors” and, together with Parent, the “Guarantors”) and U.S. Bank National Association, trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, Parent, the Subsidiary Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The performance and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of all monetary obligations of the Issuer under this Indenture and the Notes, whether for principal of, or interest or Additional Interest on, the Notes, indemnification or otherwise, are unconditionally guaranteed by Parent as set forth in the Indenture.

The Notes are subject to redemption upon not less than 30 nor more than 60 days prior notice, in whole or in part, at any time or from time to time on or after February 26, 2008 and prior to Maturity, at the election of the Issuer, at Redemption Prices (expressed in percentages of principal amount thereof), plus accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning February 26 of the years indicated:

Redemption
2008	102.00%
2009	101.00%
2010 (and thereafter)	100.00%

Notwithstanding the foregoing, prior to February 26, 2008, the Issuer may on any one or more occasions redeem up to 35% of the originally issued principal amount of Notes at a redemption price of 100.00% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, thereon to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings to the extent such Net Cash Proceeds have been contributed to the Issuer as common equity; provided (i) that at least 65% of the originally issued principal amount

[9]	Include only for Exchange Notes.

of Notes remains outstanding immediately after giving effect to such redemption and (ii) that notice of such redemption is mailed within 60 days of the closing of each such Equity Offering.

Upon the occurrence of a Change of Control, the Holder of this Note may require the Issuer, subject to certain limitations provided in the Indenture, to repurchase all or any part of this Note at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

Under certain circumstances, in the event the Net Cash Proceeds received by the Issuer from an Asset Sale, which proceeds are not used to (i) (A) apply an amount equal to such Net Cash Proceeds to permanently reduce, repay, redeem or repurchase First Lien Indebtedness of any Restricted Person that is not a Guarantor, in each case owing to a Person other than any Restricted Person; provided that if such unsubordinated Indebtedness (other than secured Indebtedness under any Credit Facility) is pari passu with the Notes, then the Issuer will ratably reduce, repay, redeem or repurchase Indebtedness under the Notes, or (B) invest an equal amount, or the amount not so applied pursuant to clause (A), in long-term property or assets of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Issuer and the Restricted Persons existing on the date of such investment (as determined in good faith by the Board of Directors of Group, whose determination shall be conclusive and evidenced by a Board Resolution) and (ii) apply (no later than the end of the 360-day period immediately following the date of receipt of the Net Cash Proceeds from an Asset Sale) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) in accordance with the Indenture, the Issuer shall be required to make an offer to all Holders to purchase the maximum principal amount of Notes, in an integral multiple of $1,000, that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued, unpaid interest and Additional Interest, if any, to the date of purchase, in accordance with the Indenture. Holders of Notes that are subject to any offer to purchase shall receive an Excess Proceeds Offer from the Issuer prior to any related Excess Proceeds Payment Date.

In the case of any redemption or repurchase of Notes, interest installments and Additional Interest, if any, whose Stated Maturity is on or prior to the Redemption Date or Excess Proceeds Payment Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date or Excess Proceeds Payment Date, as the case may be.

In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herewith or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest and Additional Interest, if any, on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Note Register of the Issuer, upon surrender of this Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof; provided that PIK Notes are issuable only in registered form without coupons in denominations of $1.00 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to the time of due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered on the Note Register as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months. All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________ its attorney to transfer such Note on the books of the Issuer with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL NOTES

OTHER THAN EXCHANGE NOTES AND OFFSHORE PHYSICAL NOTES]

In connection with any transfer of this Note occurring prior to the date which is the earlier of the (i) date of an effective Registration Statement or (ii) one year after the later of the original issuance of this Note or the last date on which this Note was held by an Affiliate of the Issuer, the undersigned confirms that without utilizing any general solicitation or general advertising:

[Check One]

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder,

or

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Note Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.05 of the Indenture shall have been satisfied.

Signature Guarantee*:

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

* Guarantor must be a member of the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”) or the Stock Exchange Medallion Program (“SEMP”)

DTC Participant Number: _________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it or such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and that each is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that each is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Issuer pursuant to Section 10.10 or 10.17 of the Indenture, check the Box: [ ]

If you wish to have a portion of this Note purchased by the Issuer pursuant to

Section 10.10 or 10.17 of the Indenture, state the amount (in original principal amount) below:

$    .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*: ________________________________________________________

* Guarantor must be a member of the Securities Transfer Agents Medallion Program (“STAMP”), the New York Stock Exchange Medallion Signature Program (“MSP”) or the Stock Exchange Medallion Program (“SEMP”)

DTC Participant Number: _________________